Exhibit 10.120

PROMISSORY NOTE

GLIMCHER MJC, LLC

$55,000,000	New York, New York
April 8, 2010

FOR VALUE RECEIVED, the undersigned GLIMCHER MJC, LLC, a Delaware limited liability company (the “Maker”), promises to pay to GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership, and its successors and registered assigns (the holder of this Note from time to time, or any portion hereof, is hereinafter referred to as the “Holder”) or to such other account pursuant to such other wiring instruction as the Holder may from time to time designate in writing, the original principal amount of FIFTY-FIVE MILLION DOLLARS ($55,000,000), or so much thereof as may be outstanding from time to time (the “Principal Amount”), together with interest thereon and all other amounts payable to the Holder under the Loan Documents with respect to the Loan, such principal, interest and other amounts to be payable as provided in the Loan Agreement (as defined below) and the other Loan Documents.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

This Promissory Note (this “Note”) is the Note referred to in that certain Loan Agreement, dated as of the date hereof, between the Maker, as borrower, and the Holder, as a lender (as amended, modified or supplemented and in effect from time to time, the “Loan Agreement”) and evidences the Loan made by the Holder thereunder.  Reference to the Loan Agreement is hereby made for a statement of the rights of the Holder and the duties and obligations of the Maker, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal, interest and other amounts payable with respect to this Note when due.  The Principal Amount shall bear interest at the rates provided for in the Loan Agreement.

This Note is secured by the Mortgage and the other security interests and liens granted in the Loan Agreement and in other Loan Documents.

The principal sum evidenced by this Note, together with accrued interest and other sums or amounts due hereunder, shall become immediately due and payable at the option of the Holder upon the occurrence and during the continuation of any Event of Default in accordance with the provisions of the Loan Agreement.

With respect to the amounts due and payable pursuant to this Note, the Maker waives demand, presentment and notice, except for notices required by the Loan Documents.

In no event shall the amount of interest (and any other sums or amounts that are deemed to constitute interest under applicable Legal Requirements) due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest designated by applicable Legal Requirements (the “Maximum Amount”), and in the event such excess payment is inadvertently paid by the Maker or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal on this Note, and if in excess of the outstanding Principal Amount of this Note, shall be immediately returned to the Maker upon such determination.  It is the express intent hereof that the Maker not pay and the Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.

Other than as expressly set forth in the Loan Documents, this Note may not be assigned in whole or in part by the Maker.  The Holder shall have the right from time to time at its discretion to assign this Note, in whole or in part, only by registration of such assignment on a register maintained as provided in the Loan Agreement. Maker’s obligations in connection with any such assignment shall be as set forth in the Loan Documents.

The Holder shall not by any act, delay, omission or otherwise be deemed to have amended, modified, supplemented, waived, extended, discharged or terminated any of its rights or remedies, except by an amendment, modification, supplement, waiver, extension, discharge or termination in writing and signed by the appropriate parties, as may be applicable pursuant to the Loan Agreement.  All rights and remedies of the Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently.  The Maker agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Note shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

The Holder may, at its option, release any Collateral given to secure the indebtedness evidenced hereby, and no such release shall impair the obligations of the Maker to the Holder under this Note and the other Loan Documents.

This Note shall be governed by, and construed in accordance with, the laws of the State of Tennessee.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE HOLDER OR THE MAKER ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK.  THE MAKER, AND BY ACCEPTANCE OF THIS NOTE, THE HOLDER, HEREBY (i) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (ii) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

THE MAKER AND, BY ACCEPTANCE HEREOF, THE HOLDER, TO THE FULLEST EXTENT THAT EACH MAY LAWFULLY DO SO, WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION), BROUGHT BY EITHER PARTY HERETO WITH RESPECT TO THIS NOTE OR THE OTHER LOAN DOCUMENTS.

The provisions of this Note shall be subject to the provisions of the Loan Agreement including Section 9.19 of the Loan Agreement, the provisions of which are incorporated herein by this reference as if fully set forth herein.

[Signature page follows]

IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the day and year first above written.

MAKER:

GLIMCHER MJC, LLC,
a Delaware limited liability company

By:  Johnson City Venture, LLC,
        a Delaware limited liability company,
        its sole member

        By:  Glimcher Johnson City, Inc.,
                a Delaware corporation,
                its Managing Member

                By:  /s/ George A. Schmidt
                        George A. Schmidt
                        Executive Vice President
                        Chief Investment Officer

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